UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 16, 2007 (February 16, 2007)
Date of Report (Date of earliest event reported)

Praecis Pharmaceuticals Incorporated

(formerly PRAECIS PHARMACEUTICALS INCORPORATED)

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420
(Address of principal executive offices, including zip code)

(781) 795-4100
(Registrant's telephone number, including area code)

PRAECIS PHARMACEUTICALS INCORPORATED
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2007, Pilgrim Acquisition Corporation ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation ("Parent") and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales ("GSK"), was merged (the "Merger") with and into PRAECIS PHARMACEUTICALS INCORPORATED (now Praecis Pharmaceuticals Incorporated), a Delaware corporation (the "Company"), pursuant to the terms of the Agreement and Plan of Merger dated as of December 20, 2006, by and among Parent, Purchaser and the Company (the "Merger Agreement"). As a result of the Merger, each share of common stock of the Company, par value $0.01 per share (each, a share of "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Rights"), of the Company, issued pursuant to the rights agreement, dated as of January 24, 2001, as amended, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as rights agent (such Common Stock, together with the associated Rights, the "Shares"), then outstanding (other than Shares held in the treasury of the Company and Shares that are held by (i) Parent, Purchaser or any other wholly-owned subsidiary of Parent or the Company or (ii) shareholders who properly demand and perfect appraisal rights under Delaware law) has been converted into the right to receive an amount in cash equal to $5.00 per Share, net to the seller, without interest thereon and less any required withholding taxes, payable to the holder thereof upon surrender of the certificate formerly representing such Share, and the Company has become a wholly-owned subsidiary of Parent.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of The NASDAQ Stock Market ("NASDAQ"). Accordingly, the Company has requested that the Common Stock be withdrawn from listing on NASDAQ as of the close of business on February 16, 2007. NASDAQ has advised the Company that it will file with the Securities and Exchange Commission (the "SEC") a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 25 to delist and deregister the Common Stock. Upon the filing of the Form 25 by NASDAQ, the Shares will no longer be listed on NASDAQ. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Rights be deregistered and that the Company's reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on December 21, 2006.

A copy of the press release issued by GSK announcing the completion of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 16, 2007, Purchaser exercised its top-up option, provided for in Section 1.5(a) of the Merger Agreement, to purchase directly from the Company a number of additional Shares sufficient to give Purchaser ownership of at least 90% of the outstanding Shares, when combined with the Shares purchased in the tender offer by Purchaser for Shares completed on February 15, 2007. Pursuant to the exercise of this top-up option, Purchaser purchased directly from the Company 4,348,860 Shares (the "Top-Up Shares") in consideration for a cash payment of $21,744,300 made by Purchaser to the Company. Upon purchasing the Top-Up Shares, Purchaser owns 13,585,004 Shares, representing 90% of the Shares outstanding. After exercise of this top-up option, Purchaser was able to effect a short-form merger of Purchaser with and into the Company under Delaware law, without the need for a meeting of the Company's stockholders.

The Top-Up Shares were offered and sold to Purchaser in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, upon consummation of the Merger, the directors and officers of Purchaser immediately prior to the consummation of the Merger became the directors and officers, respectively, of the Company, in each case until their successors are duly elected or appointed and qualified.

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety to read as the certificate of incorporation of Purchaser in effect immediately prior to the consummation of the Merger (except that Article I of the amended certificate of incorporation reads as follows: "The name of the Corporation is Praecis Pharmaceuticals Incorporated."). Also, upon consummation of the Merger, the bylaws of the Company were amended and restated in their entirety so as to read as the bylaws of Purchaser as in effect immediately prior to the consummation of the Merger, except that such bylaws were amended to reflect that the name of the Company is Praecis Pharmaceuticals Incorporated.

Item 8.01.	Other Events.

On February 16, 2007, GSK issued a press release announcing the expiration of the subsequent offering period, the successful completion of the tender offer for the Shares, and its intention to exercise the top-up option and complete the Merger, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release issued by GlaxoSmithKline plc on February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Donald F. Parman
Donald F. Parman
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GlaxoSmithKline plc on February 16, 2007.